UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

    CB FINANCIAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

    N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Definitive Proxy Statement Dated April 5, 2024

This Supplement is dated ___________, 2024

The section entitled “Corporate Governance – Board and Committee Meetings” of the Definitive Proxy Statement dated April 5, 2024, for the 2024 Annual Meeting of Stockholders is hereby revised in its entirety as follows:

Board and Committee Meetings

During the fiscal year ended December 31, 2023, the Company’s Board of Directors held 18 meetings. Roberta Robinson Olejasz attended less than 75% of the total meetings of the Company’s and the Bank’s Board of Directors and the respective committees on which such director served during the fiscal year.

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